Exhibit 4.1
00 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE FX REAL ESTATE AND ENTERTAINMENT INC. TOTAL AUTHORIZED ISSUE 300,000,000 SHARE COMMON STOCK PAR VALUE $0.01 EACH This is to Certify that is the owner of fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers. Dated , 2007 SECRETARY PRESIDENT

Exhibit 4.1
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common            UNIF TRANSFERS MIN ACT-..............Custodian......... (Cust) (Minor) TEN ENT — as tenants by the entireties            under Uniform Transfers to Minors Act...................................... JT TEN — as joint tenants with right of (State) survivorship and not as tenants in common Additional abbreviations may also be used through not in the above list NOTICE: THE SIGNATUR E TO THIS ASSIGNME NT MUST CORRESPO ND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFIC ATE IN EVERY PARTICUL AR WITHOUT ALTERATI ON OR ENLARGEM ENT OR ANY CHANGE WHATEVER         . For value received ___hereby sell, assign and transfer unto please insert social security or other identifying number of assignee (please print or typewrite name and address including postal zip code of assignee) Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ___Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated ___ In presence of ___ ___